Narrative for the Hypothetical Illustration 1 - American Express Single Premium Variable Life

I. The 0% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $100,000 or 107% x $37,052.27
                       = $100,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4    $39,922.76
- Monthly Deduction*                  $2,055.40
- Mortality & Expense Charge**          $349.32
+ Hypothetical Rate of Return***       ($465.77)
                                      ---------
=                                       $37,052  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

           Month                 COI
             1                 $167.60
             2                 $168.27
             3                 $168.94
             4                 $169.60
             5                 $170.27
             6                 $170.94
             7                 $171.61
             8                 $172.29
             9                 $172.96
            10                 $173.63
            11                 $174.30
            12                 $174.98

            Total            $2,055.40

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.20%. The monthly interest amounts earned for year 5 are:

          Month           Interest
            1             ($40.14)
            2             ($39.90)
            3             ($39.66)
            4             ($39.42)
            5             ($39.18)
            6             ($38.94)
            7             ($38.69)
            8             ($38.45)
            9             ($38.21)
           10             ($37.97)
           11             ($37.72)
           12             ($37.48)

        Total            ($465.77)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value                  $37,052.27
- Year 5 Surrender Charge             $2,034.89
                                      ---------
=                                       $35,017  (rounded to the nearest dollar)

II. The 6% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $100,000 or 107% x $52,547.15
                       = $100,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4    $52,140.93
- Monthly Deduction*                  $1,593.77
- Mortality & Expense Charge**          $461.53
+ Hypothetical Rate of Return***      $2,461.51
                                      ---------
=                                       $52,547  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

           Month                 COI
             1                 $133.33
             2                 $133.24
             3                 $133.15
             4                 $133.05
             5                 $132.96
             6                 $132.86
             7                 $132.77
             8                 $132.67
             9                 $132.58
            10                 $132.48
            11                 $132.39
            12                 $132.29

            Total            $1,593.77

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.20%. The monthly interest amounts earned for year 5 are:

            Month         Interest
            1              $204.40
            2              $204.53
            3              $204.66
            4              $204.79
            5              $204.92
            6              $205.06
            7              $205.19
            8              $205.32
            9              $205.46
           10              $205.59
           11              $205.73
           12              $205.87

           Total         $2,461.51

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value                  $52,547.15
- Year 5 Surrender Charge             $2,034.89
                                      ---------
=                                       $50,512  (rounded to the nearest dollar)

III. The 12% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $100,000 or 107% x $72,313.40
                       = $100,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4    $66,781.45
- Monthly Deduction*                  $1,023.78
- Mortality & Expense Charge**          $595.98
+ Hypothetical Rate of Return***      $7,151.71
                                      ---------
=                                       $72,313  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

             Month                COI
             1                  $92.26
             2                  $91.04
             3                  $89.81
             4                  $88.57
             5                  $87.31
             6                  $86.04
             7                  $84.75
             8                  $83.45
             9                  $82.14
            10                  $80.81
            11                  $79.47
            12                  $78.12

            Total            $1,023.78

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.20%. The monthly interest amounts earned for year 5 are:

         Month             Interest
            1              $574.58
            2              $578.33
            3              $582.12
            4              $585.96
            5              $589.83
            6              $593.75
            7              $597.71
            8              $601.71
            9              $605.75
           10              $609.84
           11              $613.97
           12              $618.15

        Total            $7,151.71

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value                $72,313.40
- Year 5 Surrender Charge           $2,034.89
                                    ---------
=                                     $70,279  (rounded to the nearest dollar)

Narrative for the Hypothetical Illustration 2

I. The 0% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $100,000 or 222% x $36,657.56
                       = $100,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4    $39,657.08
- Monthly Deduction*                  $2,191.54
- Mortality & Expense Charge**          $346.27
+ Hypothetical Rate of Return***       ($461.70)
                                      ---------
=                                       $36,658  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

           Month                 COI
             1                 $178.55
             2                 $179.29
             3                 $180.03
             4                 $180.77
             5                 $181.51
             6                 $182.25
             7                 $183.00
             8                 $183.74
             9                 $184.48
            10                 $185.23
            11                 $185.98
            12                 $186.72

            Total            $2,191.54

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.20%. The monthly interest amounts earned for year 5 are:

         Month            Interest
            1             ($39.86)
            2             ($39.61)
            3             ($39.36)
            4             ($39.11)
            5             ($38.86)
            6             ($38.60)
            7             ($38.35)
            8             ($38.10)
            9             ($37.84)
           10             ($37.59)
           11             ($37.34)
           12             ($37.08)

        Total            ($461.70)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value                  $36,657.56
- Year 5 Surrender Charge             $2,034.89
                                      ---------
=                                       $34,623  (rounded to the nearest dollar)

II. The 6% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $100,000 or 107% x $52,167.48
                       = $100,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4    $51,881.44
- Monthly Deduction*                  $1,701.57
- Mortality & Expense Charge**          $458.68
+ Hypothetical Rate of Return***      $2,446.29
                                      ---------
=                                       $52,167  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

             Month               COI
             1                 $142.18
             2                 $142.11
             3                 $142.04
             4                 $141.98
             5                 $141.91
             6                 $141.84
             7                 $141.76
             8                 $141.69
             9                 $141.62
            10                 $141.55
            11                 $141.48
            12                 $141.40

            Total            $1,701.57

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.20%. The monthly interest amounts earned for year 5 are:

            Month         Interest
            1              $203.35
            2              $203.44
            3              $203.53
            4              $203.62
            5              $203.71
            6              $203.81
            7              $203.90
            8              $203.99
            9              $204.09
           10              $204.19
           11              $204.28
           12              $204.38

           Total         $2,446.29

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value                  $52,167.48
- Year 5 Surrender Charge             $2,034.89
                                      ---------
=                                       $50,133  (rounded to the nearest dollar)

III. The 12% gross return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit   = Greater of Specified Amount or Percentage of Cash Value
                       = $100,000 or 107% x $71,965.92
                       = $100,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4    $66,534.78
- Monthly Deduction*                  $1,096.28
- Mortality & Expense Charge**          $593.40
+ Hypothetical Rate of Return***      $7,120.82
                                      ---------
=                                       $71,966  (rounded to the nearest dollar)

* The monthly deduction is made up of a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

             Month               COI
             1                  $98.59
             2                  $97.32
             3                  $96.04
             4                  $94.74
             5                  $93.43
             6                  $92.11
             7                  $90.77
             8                  $89.42
             9                  $88.05
            10                  $86.67
            11                  $85.27
            12                  $83.86

            Total            $1,096.28

** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.20%. The monthly interest amounts earned for year 5 are:

            Month         Interest
            1              $572.40
            2              $576.08
            3              $579.80
            4              $583.56
            5              $587.37
            6              $591.21
            7              $595.10
            8              $599.03
            9              $603.00
           10              $607.02
           11              $611.08
           12              $615.18

           Total         $7,120.82

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value                  $71,965.92
- Year 5 Surrender Charge             $2,034.89
                                      ---------
=                                       $69,931  (rounded to the nearest dollar)